                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C., 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  January 19, 1995


                              CERIDIAN CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                      1-1969              52-0278528
     (State of other jurisdiction of    (Commission    (I.R.S. Employer
     incorporation or organization)     File Number)   Identification No.)


          8100 34th Avenue South, Minneapolis, Minnesota         55425
          (Address of principal executive offices)             (Zip Code)


     Registrant's telephone number, including area code:    (612-853-8100)




          (Former name or former address, if changed since last report)
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     Item 5.  Other Events.

          Technology Services and Marketing Agreements with ISSC. In January 1994, Ceridian Corporation (the ''
                                              Company'') entered into
     technology services and marketing agreements with Integrated Systems Solutions Corporation (''
                             ISSC''), a wholly-owned subsidiary of
     International Business Machines Corporation (''
                                                   IBM'').  Under the
     technology services agreement, whose term extends through December 31, 2004, ISSC will provide centralized computer processing services required by the Company's Employer Services business for payroll processing customers nationwide. All other aspects of the payroll processing business will continue to be directly managed by Ceridian Employer Services, including applications software development and implementation and all production services such as laser printing, distribution and customer service. Annual service charges payable by the Company during the term of the agreement are expected to total approximately $110 million, based on current expectations regarding future system usage, and are subject to cost of living and other adjustments.

          The Company believes that the technology services agreement with ISSC represents the fastest, most cost-effective and most technologically sound and secure means for the Company to effect its previously disclosed plans to consolidate the data processing portion of its payroll processing activities that are currently conducted in its thirty-one district offices. The other aspects of Employer Services' payroll processing activities, such as the printing of checks and reports, will continue to occur in its district offices. Consolidation of the processing activities is expected to result in significant savings to the Company over the term of the technology services agreement, although the full benefit of such savings is not expected to be realized during the transition from data processing in district offices to processing in the ISSC center. The timing of this transition will principally be determined by the timing of the Company's introduction of its enhanced payroll processing software, which will run in the ISSC center and which is based on the payroll processing software which Tesseract Corporation (''
                                                       Tesseract''),
     acquired by the Company in June 1994, provides to large customers desiring in-house payroll processing. The Company expects that beta testing of the enhanced software with selected new and existing payroll processing customers will begin in mid-1995, that all new customers and additional existing customers will begin utilizing the enhanced software in the first quarter 1996, and that the transition of the remainder of the existing customer base to the enhanced software will begin in mid-1996 and continue for at least eighteen months.

          Under the marketing agreement, ISSC will remarket Employer Services' payroll services and Tesseract software and services where payroll software and services are required as part of a larger information technology outsourcing project, and Employer Services will jointly market with ISSC its information technology services where a customer requires information technology outsourcing beyond Employer Services' payroll services.

          Announcement of Financial Results for the Quarter and Year Ended December 31, 1994. On January 24, 1995, the Company announced its financial results for the quarter and year ended December 31, 1994. The Company reported fourth quarter 1994 net earnings available to common stockholders of $17.5 million, or $ .37 per fully diluted share of common stock, on revenue of $234.1 million. For the fourth quarter 1993, on a comparable basis, the Company reported a net loss of $62.7 million, which included an $8.4 million extraordinary loss and a $67.0 million net restructuring loss. Apart from these losses, the Company's fourth quarter 1993 earnings were $12.7 million, or $ .29 per common share.

          For the year 1994, the Company reported net earnings available to common stockholders of $65.6 million, or $ 1.40 per fully diluted share of common stock, on revenue of $916.3 million. In 1993, on a comparable basis, the Company reported a net loss of $30.7 million, or $ .71 per common share, on revenue of $886.1 million.
                                                         .
                                                         .  Excluding the
     fourth quarter 1993 restructuring and extraordinary losses, the Company would have reported earnings of $44.7 million, or $1.04 per common share. The Company's consolidated statements of operations for the three and twelve month periods ended December 31, 1993 and 1994, as well as its condensed consolidated balance sheets at December 31, 1993 and 1994 are on the following pages.

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     CONSOLIDATED STATEMENTS OF OPERATIONS
     (Dollars in millions,                                    Ceridian
     Corporation
      except per share data)                                  and
     Subsidiaries

                                                   For Periods Ended
     December 31,
                                                  Three Months       Twelve
     Months
                                                  1994     1993      1994
     1993
     Revenue
       Product sales                          $  131.0 $  119.1 $   515.9 $
     442.0
       Services                                  103.1    107.8     400.4
     444.1
         Total                                   234.1    226.9     916.3
     886.1

     Cost of revenue
       Product sales                              96.8     94.6     401.3
     353.1
       Services                                   49.5     60.5     187.2
     252.9
         Total                                   146.3    155.1     588.5
     606.0

     Gross profit                                 87.8     71.8     327.8
     280.1

     Operating Expenses
       Selling, general,
        and administrative                        57.2     47.9     205.5
     178.1
       Technical expense                          13.1     11.4      49.3
     48.6
       Other expense (income)                     (2.5)    (2.3)     (3.2)
     (3.5)
       Restructure loss (gain)                       -     67.0         -
     67.0

     Earnings (Loss) before
       interest and taxes                         20.0    (52.2)     76.2
     (10.1)

       Interest income                             2.8      2.6      10.6
     8.3
       Interest expense                            (.4)    (4.2)     (1.6)
     (16.4)

     Earnings (Loss) before income taxes          22.4    (53.8)     85.2
     (18.2)

     Income tax provision                          1.6       .2       6.6
     3.8
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     Net earnings (loss) before
       extraordinary item                         20.8    (54.0)     78.6
     (22.0)

     Extraordinary loss                              -      8.4         -
     8.4

     Net earnings (loss)                      $   20.8 $  (62.4)$    78.6 $
     (30.4)

     Preferred stock dividends                     3.3       .3      13.0
     .3

     Net earnings (loss) available to
       common stockholders                    $   17.5 $  (62.7)$    65.6 $
     (30.7)

     Primary earnings (loss) per share        $    .38 $  (1.43)$    1.43 $
     (.71)

     Fully diluted earnings (loss) per share  $    .37 $  (1.43)$    1.40 $
     (.71)

     Weighted average common shares
       and equivalents outstanding (000's):
         Primary                                46,017   43,844    45,865
     43,131
         Fully diluted                          56,401   43,844    56,249
     43,131
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
     CONDENSED CONSOLIDATED BALANCE SHEETS
                                                   Ceridian Corporation
     (Dollars in millions)                         and Subsidiaries

                                                     December  December
                                                       1994      1993
     Cash and short-term investments               $   171.4 $   215.8
     Receivables                                       141.4     133.0
     Inventories                                        25.8      30.9
     All other assets                                  351.7     236.0
         Total assets                              $   690.3 $   615.7

     Debt                                          $    18.7 $    19.4
     All other liabilities                             485.1     485.0
     Stockholders' equity                              186.5     111.3
         Total liabilities and
           stockholders' equity                    $   690.3 $   615.7

                                   SIGNATURE


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CERIDIAN CORPORATION


     Date:     January 24, 1995         By: /S/Loren D. Gross
                                             Vice President and
                                             Corporate Controller
                                             (Principal Accounting Officer)